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                                                                    EXHIBIT 10.2

                                    GUARANTY

      THIS GUARANTY (this "Guaranty"), made and entered into this ___ day of August, 2004, by PFSWeb, Inc., a Delaware corporation (hereinafter referred to as "Guarantor") in favor of Industrial Developments International, Inc., a Delaware corporation (hereinafter called "Landlord") and any subsequent owner or holder of the Lease (as hereinafter defined).

                                R E C I T A L S :

      Landlord has entered into an Industrial Lease Agreement ("Lease") with Priority Fulfillment Services, Inc., a Delaware corporation ("Tenant"), in which Guarantor has a direct or indirect financial interest or affiliation, which Lease was executed by Tenant on August __, 2004, and provides for the leasing to Tenant of approximately 434,900 square feet of space located in Building E, Airways Distribution Center, DeSoto County, Mississippi; and

      Landlord will not enter into the Lease unless Guarantor guarantees the obligations of Tenant under the Lease as set forth herein; and

      Guarantor derives benefits from the Lease to Tenant.

      NOW THEREFORE, as a material inducement to Landlord to enter into the Lease with Tenant, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged and confessed, Guarantor does hereby, irrevocably and unconditionally, warrant and represent unto and covenant and agree with Landlord as follows:

      1. Guaranty - Guarantor hereby unconditionally guarantees the full, faithful and punctual payment of all rent, additional rent and other amounts due to Landlord under the Lease by Tenant and the full, faithful and punctual performance by Tenant of all the terms, provisions and conditions of the Lease, together with interest or late charges on all of the foregoing as provided in the Lease and all other costs and expenses of collection (all of the foregoing sometimes hereinafter referred to as the "Obligations").

      2. No Discharge - This Guaranty by Guarantor shall continue for the benefit of Landlord notwithstanding (a) any extension, modification, amendment or alteration of the Lease entered into by Tenant, (b) any assignment of the Lease, with or without the consent of Landlord, (c) any bankruptcy, reorganization, or insolvency of Tenant or any successor or assignee thereof, or
(d) any release, extension or modification of the liability of Tenant or any other party liable under the Lease or any other guaranty of the Lease. This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty of payment and performance and shall remain in full force and effect notwithstanding, without limitation, the death or incompetency of Guarantor or Tenant, or any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Guarantor or Tenant or by any defense which Tenant may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

      3. Primarily Liable - This Guaranty is a guaranty of payment and not of collection. The liability of Guarantor under this Guaranty shall be joint and several and primary and direct and in addition to any right of action which shall accrue to Landlord under the Lease. Landlord shall have the right, at its option, to proceed against Guarantor (or any one or more parties constituting Guarantor) without having commenced any action, or having obtained any judgment, against Tenant or any other party liable under the Lease or any other guaranty of the Lease.

      4. Default - In the event of a default by Tenant under the Lease, Landlord shall have the right to enforce its rights, powers and remedies under the Lease, any other guaranty of the Lease, and under this Guaranty and all rights, powers and remedies available to Landlord shall be non-exclusive and cumulative of all other rights, powers and remedies under the Lease, any other guaranty of the Lease or under this Guaranty or by law or in equity. The obligations of Guarantor hereunder are independent of the obligations of Tenant or any other guarantor, and Landlord may proceed directly to enforce all rights under this Guaranty without proceeding against or joining Tenant, any other guarantor or any other person or entity. Until all of the

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Obligations have been performed and paid in full, Guarantor shall have no right of subrogation to Landlord, and Guarantor hereby waives any rights to enforce any remedy which Landlord may have against Tenant.

      5. Waivers - Guarantor expressly waives and agrees not to assert or take advantage of: (a) the defense of the statute of limitations in any action hereunder or in any action for collection of the Obligations, (b) any defense that may arise by reason of the failure of the Landlord to file or enforce a claim against Guarantor or Tenant in bankruptcy or in any other proceeding, (c) any defense based on the failure of Landlord to give notice to Guarantor of the creation, existence or incurring of any new obligations or on the action or non-action of any person or entity in connection with the Obligations, (d) any duty on the part of Landlord to disclose to Guarantor any facts it may know or may hereafter acquire regarding Tenant, (e) any defense based on lack of diligence on the part of Landlord in the collection of any and all of the Obligations, or (f) any demand for payment, presentment, notice of protest or dishonor, notice of acceptance of this Guaranty and any and all other notices or demands to which Guarantor might otherwise be entitled by law.

      6. Subordination; Waiver of Subrogation; Preference and Fraudulent Transfer Indemnity. After a default under the Lease, any indebtedness (including, without limitation, interest obligations but excluding trade receivables and trade payables accruing in the ordinary course of business for fair value) of Tenant to Guarantor now or hereafter existing shall be deferred, postponed and subordinated to the Obligations. Subject to the limitation on survival hereinafter set forth, Guarantor hereby unconditionally and irrevocably agrees that (a) Guarantor will not at any time assert against Tenant (or Tenant's estate in the event Tenant becomes bankrupt or becomes the subject of any case or proceeding under the bankruptcy laws of the United States of America) any right or claim to indemnification, reimbursement, contribution or payment for or with respect to any and all amounts Guarantor may pay or be obligated to pay Landlord, including, without limitation, any and all Obligations which Guarantor may perform, satisfy or discharge, under or with respect to this Guaranty; (b) Guarantor waives and releases all such rights and claims and any other rights and claims to indemnification, reimbursement, contribution or payment which Guarantor, or any of them, may have now or at any time against Tenant (or Tenant's estate in the event Tenant becomes bankrupt or becomes the subject of any case or proceeding under any bankruptcy laws); (c) Guarantor shall have no right of subrogation, and Guarantor waives any right to enforce any remedy which Landlord now has or may hereafter have against Tenant;
(d) Guarantor waives any benefit of, and any right to participate in, any security now or hereafter held by Landlord; and (e) Guarantor waives any defense based upon an election of remedies by Landlord which destroys or otherwise impairs any subrogation rights of Guarantor or the right of Guarantor to proceed against Tenant for reimbursement. The waivers hereunder shall continue and survive only until the ninety first (91st) day after the Obligations are satisfied in full, provided Tenant has not filed a petition or had a petition filed against it under any present or future section or chapter of the United States Bankruptcy Code during the ninety (90) day period following the date on which the Obligations are so satisfied in full (in which event the same shall survive without limitation). Guarantor further hereby unconditionally and irrevocably agrees and guarantees (on a joint and several basis) to make full and prompt payment to Landlord of any of the Obligations or other sums paid to Landlord pursuant to the Lease which Landlord is subsequently ordered or required to pay or disgorge on the grounds that such payments constituted an avoidable preference or a fraudulent transfer under applicable bankruptcy, insolvency or fraudulent transfer laws; and Guarantor shall fully and promptly indemnify Landlord for all costs (including, without limitation, attorney's fees) incurred by Landlord in defense of such claims of avoidable preference or fraudulent transfer.

      7. Choice of Law - This Guaranty is to be performed in the State of Mississippi and shall be governed by and construed in accordance with the laws of the State of Mississippi, without regard to its conflicts laws or choice of law rules.

      8. Time of Essence - Time is of the essence of this Guaranty.

      9. Notices - Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by hand, or by nationally-recognized overnight express delivery service, by U. S. registered or certified mail, return receipt requested, postage prepaid to the

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addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

            Landlord:                Industrial Developments International, Inc.
                                     c/o IDI, Inc.
                                     3424 Peachtree Road, N.E., Suite 1500
                                     Atlanta, Georgia  30326
                                     Attn:  Manager - Lease Administration

            Guarantor:               PFSWeb, Inc.
                                     500 North Central Expressway
                                     Plano, Texas  74074
                                     Attn:  Chief Financial Officer

            with a copy to:          PFSWeb, Inc.
                                     500 North Central Expressway
                                     Plano, Texas  74074
                                     Attn:  General Manager

Any notice or other communication mailed as hereinabove provided shall be deemed effectively given (a) on the date of delivery, if delivered by hand; or (b) on the date mailed if sent by overnight express delivery or if sent by U.S. mail. Such notices shall be deemed received (a) on the date of delivery, if delivered by hand or overnight express delivery service; or (b) on the date indicated on the return receipt if mailed. If any notice mailed is properly addressed but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing.

            10. Authority - If Guarantor is not a natural person, Guarantor shall cause its corporate secretary or general partner, as applicable, to execute the certificate attached hereto as Exhibit A. Guarantor is authorized by all required corporate or partnership action to enter into this Guaranty and the individual(s) signing this Guaranty on behalf of Guarantor are each authorized to bind Guarantor to its terms.

            11. Successors and Assigns - This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their heirs, legal representatives, successors and assigns.

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            IN WITNESS WHEREOF, Guarantor has executed under seal and delivered this Guaranty to Landlord on the date and year above first written.

                                     GUARANTOR:

                                     PFSWEB, INC., a Delaware corporation

                                     By: ___________________________
                                     Name: _________________________
                                     Title: ________________________

                                     Attest: _______________________
                                     Name: _________________________
                                     Title: ________________________

                                            [CORPORATE SEAL]

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                                    EXHIBIT A

                            CERTIFICATE OF AUTHORITY
                                   CORPORATION

      The undersigned, Secretary of PFSWeb, Inc., a Delaware corporation ("Guarantor"), hereby certifies as follows to Industrial Developments International, Inc., a Delaware corporation ("Landlord"), in connection with the execution of a Guaranty by Guarantor (the "Guaranty) of that certain Industrial Lease Agreement dated August __, 2004 between Landlord and Priority Fulfillment Services, Inc. ("Tenant") (the "Lease") relating to the lease of approximately 434,900 square feet within Building E, at Airways Distribution Center, DeSoto County, Mississippi (the "Premises"):

      1. Guarantor is duly organized, validly existing and in good standing under the laws of the State of Delaware, and duly qualified to do business in the State of Mississippi.

      2. That the following named persons, acting individually, are each authorized and empowered to negotiate and execute, on behalf of Guarantor, a Guaranty of the Lease and that the signature opposite the name of each individual is an authentic signature:

____________________    ____________________    _____________________
      (name)                 (title)                 (signature)

____________________    ____________________    _____________________
      (name)                 (title)                 (signature)

____________________    ____________________    _____________________
      (name)                 (title)                 (signature)

      3. That the foregoing authority was conferred upon the person(s) named above by the Board of Directors of Guarantor, at a duly convened meeting held _____________, 20___.

                                               ________________________________
                                               Secretary

                                                         [CORPORATE SEAL]